April 26, 2010

Aoxing Pharmaceutical Company Announces Joint Venture with Johnson Matthey PLC to Manufacture Narcotics and Neurological Pharmaceutical Products in China

Joint venture to begin manufacturing in 2011; Seek SFDA approval of 8 new products
Public signing ceremony and conference call scheduled in May 2010

New York, New York, April 26, 2010 –Aoxing Pharmaceutical Company Inc. (NYSE AMEX：AXN) (“Aoxing Pharma”) today announced that Aoxing Pharma and Johnson Matthey Plc have entered into an agreement to establish a joint venture through affiliated companies focused on research, development, manufacturing and marketing of active pharmaceutical ingredients (“API’) for narcotics and neurological drugs for the China market.   The joint venture represents a significant new opportunity for both companies to expand their business in the rapidly growing pharmaceutical market in China.

Under the terms of the agreement, Macfarlan Smith Ltd, a wholly owned subsidiary of Johnson Matthey Plc, headquartered in the United Kingdom, will contribute technology expertise and capital to the joint venture.  Hebei Aoxing Pharmaceutical Group Company, Ltd (“Hebei Aoxing”), the operating subsidiary of Aoxing Pharma, will contribute capital, fixed assets and related API manufacturing licenses.  The joint venture company will be called Hebei Aoxing API Pharmaceutical Company, Ltd.  Hebei Aoxing will have a 51% stake in the Company, while Macfarlan Smith (Hong Kong) Ltd, (a wholly owned subsidiary of Johnson Matthey Pacific Ltd), will hold 49%.  Each company will have equal representation on a board of directors that will oversee a management team responsible for corporate strategies and operations.

The new joint venture will be located on the Hebei Aoxing campus in Xinle City, 200 kilometers south west of Beijing.  The total capital investment is projected to be approximately $15 million during the first five years.   The joint venture will seek cGMP approval by the China SFDA for a dedicated manufacturing facility by the end of 2010 and plans to begin manufacturing in the first quarter of 2011.  It will initially develop eight narcotic API products for the China market but its product range could potentially exceed 30 products.

“We take great pride in this joint venture with Macfarlan Smith Ltd, a world’s leader in narcotic and controlled active pharmaceutical ingredients, said Mr. Zhenjiang Yue, Chairman and CEO of Aoxing Pharma. “This collaboration represents a landmark to our business as well as the greater pharmaceutical narcotics and pain management industry in China.  China is expected to emerge as the third largest pharmaceutical market in the world over the next two years, yet the medical use of narcotic pain relief and related products is far behind the rest of world.   The business of finished dosage narcotics in China has been significantly hindered by the difficulty in accessing the appropriate quality and quantities of APIs.  We believe the time is right for both companies to take this innovative step to embrace this significant market opportunity.  Furthermore, this joint venture will strengthen our finished dosage product business and has the potential to more than double our current product pipeline while also adding to our bottom line in 2011 with the initial manufacturing of API in the dedicated facility, for which we intend to rapidly seek China SFDA approval.  We intend to continue seeking international business collaborations to expand our pipeline and product opportunities with companies seeking to access the China markets.”

Commenting on the joint venture, Roger Kilburn, Managing Director of Macfarlan Smith Ltd said:

“We are very pleased to be entering into this joint venture with Hebei Aoxing Pharmaceutical Group Ltd. China presents significant growth opportunities for narcotic active pharmaceutical ingredients, a field in which Macfarlan Smith has world leading technology and has accumulated many years of manufacturing know how.  We look forward to working in partnership with Hebei Aoxing to develop a range of high quality, high technology API products to serve the growing market for pain management and other narcotic based medicines in China.”

Closing of the transaction is subject to various conditions, including approval of the Chinese regulators.

About Pharmaceutical Narcotics API and Pharmaceutical Narcotics Market

Based on reports from the International Narcotics Control Board, the production and consumption of narcotics API products experienced steady growth over the last decade.  A preliminary estimate indicates that the API market size of the top twelve pharmaceutical narcotics was over $1 billion USD worldwide in 2008, while the entire market in China was valued at $20 million USD during the same period.  On the other hand, the market size of finished dosage narcotics pharmaceutical products was estimated over $10 billion USD in 2007, and the China market was estimated at $420 million USD in 2007 with a CAGR of 28.5% from 2002-07.

Conference Call

The Company will hold a conference call in May to discuss more details of the joint venture, when both Aoxing Pharma and Johnson Matthey PLC host a public signing ceremony in China.  A separate press release will be announced in due course.

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About Aoxing Pharmaceutical Company, Inc.

Aoxing Pharmaceutical Company, Inc is a US incorporated specialty pharmaceutical company with its main operations in China, specializing in research, development, manufacturing and distribution of a variety of narcotics and pain-management products.  Headquartered in Shijiazhuang City, outside Beijing, Aoxing has the largest and most advanced manufacturing facility for highly regulated narcotic medicines.  Its facility is one of the few GMP facilities licensed for the manufacture of narcotic medicines by the China State Food and Drug Administration (SFDA). It has strategic alliance partnership with QRxPharma and American Oriental Bioengineering, Inc. For more information: www.aoxingpharma.com.

About Macfarlan Smith Limited

Macfarlan Smith Limited, a wholly owned subsidiary of Johnson Matthey Plc, is a world leader in the production of alkaloid opiates and other controlled active pharmaceutical ingredients. As one of the world's oldest pharmaceutical companies, Macfarlan Smith has manufactured and developed active pharmaceutical ingredients and intermediates for almost 200 years, and today the company operates a state-of-the-art plant to the highest level of cGMP. For more information: http://www.macsmith.com/.

About Johnson Matthey Public Limited Company

Johnson Matthey is a speciality chemicals company, publicly traded in London Stock Exchange, focused on its core skills in catalysis, precious metals, fine chemicals and process technology.  Johnson Matthey's principal activities are the manufacture of auto catalysts, heavy duty diesel catalysts and pollution control systems, catalysts and components for fuel cells, catalysts and technologies for chemical processes, fine chemicals, chemical catalysts and active pharmaceutical ingredients and the marketing, refining, and fabrication of precious metals.  It reported revenue of £ 7,848 million for the fiscal year ended in March 31, 2009.  For more information: www.matthey.com

For more information please contact:

Aoxing Pharmaceutical Company, Inc.

Investor Relations Contact:
Brian Korb
Vice President
The Troup Group LLC
Tel: +1 646 378 2923
Email: bkorb@troutgroup.com

Safe Harbor Statement from Aoxing Pharmaceutical Company, Inc

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  The economic, competitive, governmental, technological and other risk factors identified in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended June 30, 2009, may cause actual results or events to differ materially from those described in the forward looking statements in this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.